UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2025

ScanTech AI Systems Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42463	93-3502562
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1735 Enterprise Drive Buford, Georgia	30518
(Address of principal executive offices)	(Zip Code)

+1 (470) 655-0886

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	STAI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02.	Termination of a Material Definitive Agreement.

To the extent required by this Item 1.02, the information set forth under Item 2.04 is incorporated by reference into this Item 1.02.

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Notice from SPCC

As previously disclosed, ScanTech AI Systems Inc. (the “Company”) entered into a Securities Purchase Agreement with 340 Broadway Holdings, LLC (“340 Broadway”), effective as of July 3, 2025, pursuant to the terms of which the Company issued a senior secured promissory note (the “340 Broadway/SPCC Note”) to 340 Broadway with a total principal amount of up to $1,500,000 which bears interest at an annual rate of 15% and matures on July 3, 2026. 340 Broadway subsequently assigned a portion of the 340 Broadway/SPCC Note to Southern Point Capital Corporation (“SPCC”).

On October 10, 2025, the Company received written notice (the “SPCC Notice”) from SPCC that asserted that the terms of the Purchase Agreement entered into by the Company and ARC Group International Ltd. on October 8, 2025 (the “Purchase Agreement”) violated the covenants of the 340 Broadway/SPCC Note, constitute an “Event of Default” under the 340 Broadway/SPCC Note, and trigger mandatory repayment of the 340 Broadway/SPCC Note under Clause 2.12 of the 340 Broadway/SPCC Note. The SPCC Notice further asserted that (i) the 340 Broadway/SPCC Note accrued default interest at a rate of 18% per annum beginning on September 11, 2025 and the accrued interest since September 11, 2025 totals $15,283, resulting in a current balance as of September 10, 2025 of $1,083,922; (ii) the mandatory repayment amount equals $1,625,883 as of October 10, 2025, and will continue to accrue interest at the 18% default rate; and (iii) the conversion discount underlying the 340 Broadway/SPCC Note of 20% was to be increased to 45% for all future conversions.

The Company is providing the disclosure in this Current Report on Form 8-K relating to the SPCC Notice to comply with the Company’s filing requirements with the U.S. Securities and Exchange Commission (the “SEC”) but does not by virtue hereof admit that the Company agrees with any assertion or figure contained in the SPCC Notice. The Company is reviewing the SPCC Notice and the 340 Broadway/SPCC Note and its amendments in their entirety, and reserves the right to dispute the assertions, figures, and claims made in the SPCC Notice. If the Company is unable to resolve the assertions in the SPCC Notice, it could have a material adverse effect on the Company’s liquidity, financial condition, and results of operations.

Notice from Polar

As previously disclosed, on April 29, 2025, the Company, ScanTech Identification Beam Systems, LLC (“SIBS”), and Polar Multi-Strategy Master Fund (“Polar”) entered into a subscription and settlement agreement (the “Polar Subscription and Settlement Agreement”) related to a promissory note dated December 31, 2024 with a principal amount of $1,250,000 (the “Polar Note”). On October 10, 2025, the Company received correspondence (the “Polar Notice”) from Polar that asserted that, because certain shares of the Company’s common stock issued under the Polar Subscription and Settlement Agreement had not been registered with the SEC by August 1, 2025, (i) the settlement is void and the Polar Note matured as of August 1, 2025, and (ii) the Polar Note is now in default and has been collecting interest at 18% since August 1, 2025.

The Company is providing the disclosure in this Current Report on Form 8-K relating to the Polar Notice to comply with the Company’s filing requirements with the SEC but does not by virtue hereof admit that the Company agrees with any assertion or figure contained in the Polar Notice. The Company is reviewing the Polar Notice, the Polar Note, and the Polar Subscription and Settlement Agreement in their entirety, and reserves the right to dispute the assertions and claims made in the Polar Notice. If the Company is unable to resolve the assertions in the Polar Default Notice, it could have a material adverse effect on the Company’s liquidity, financial condition, and results of operations.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 13, 2025, the Board of Directors (the “Board”) of the Company approved the First Amended and Restated Bylaws of the Company (the “Amended and Restated Bylaws”). The Amended and Restated Bylaws were amended to, among other revisions, (i) generally provide that a quorum at any meeting of stockholders is at least one-third in voting power of the outstanding shares of capital stock entitled to vote, present in person or represented by proxy, (ii) update how stockholders are to submit proposals or director nominations, and (iii) generally provide that the total number of directors constituting the Board shall be fixed from time to time by resolution of a majority of the directors then in office.

The foregoing description of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.08	Shareholder Director Nominations.

The Board of the Company has established November 21, 2025, as the date for the Company’s 2025 Annual Meeting of Stockholders (the “Annual Meeting”). The Board also established October 14, 2025, as the record date for the Annual Meeting. Due to the fact that the Company did not hold an annual meeting of stockholders in 2024, the Company is providing the due date for submission of any qualified stockholder proposal or director nominations.

Stockholders of the Company who wish to have a proposal considered for inclusion in the Company’s proxy materials for the 2025 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”), must ensure that such proposal is received by the Company’s Secretary at its principal executive offices on or before the close of business on October 24, 2025, which the Company has determined to be a reasonable time before it expects to begin to print and send its proxy materials in accordance with Rule 14a-8(e) under the Exchange Act. Any such proposal must also meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in the proxy materials for the Annual Meeting.

In addition, in accordance with the requirements contained in the Company’s Amended and Restated Bylaws, stockholders of the Company who wish to bring business before the Annual Meeting outside of Rule 14a-8 of the Exchange Act or to nominate a person for election as a director must ensure that written notice of such proposal (including all information specified in the Company’s Amended and Restated Bylaws) is received by the Company’s Secretary at the Company’s principal executive offices no later than the close of business on October 25, 2025. You are also advised to review our Amended and Restated Bylaws, which contain a description of the information required to be submitted with notices of any such proposal or nomination as well as additional requirements about advance notice of stockholder proposals and director nominations.

In addition to satisfying the foregoing requirements under our Amended and Restated Bylaws, including advance notice of director nominations, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Company nominees must, in addition to complying with the requirement of our Amended and Restated Bylaws, provide notice that sets forth the information required by Rule 14a-19 under the Exchange no later than October 25, 2025. Such notice may be mailed to the Corporate Secretary at 1735 Enterprise Drive, Buford, Georgia 30518.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	First Amended and Restated Bylaws of ScanTech AI Systems Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 15, 2025	SCANTECH AI SYSTEMS INC.

	By:	/s/ Dolan Falconer
	Name:	Dolan Falconer
	Title:	Chief Executive Officer